Sub-Item 77Q1(a): Copies of Material Amendments to the Registrants Declaration of Trust or By-laws

Amendment No. 84 dated April 16, 2015 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(85) to Post-Effective Amendment No. 455 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on April 30, 2015 (Accession No. 0001193125-15-161650).

Amendment No. 85 dated June 11, 2015 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(86) to Post-Effective Amendment No. 464 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on June 17, 2015 (Accession No. 0001193125-15-226030).

Amendment No. 86 dated August 13, 2015 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit 99.(1)(iii) to the Registrants registration statement on Form N-14 filed with the Securities and Exchange Commission on
August 18, 2015 (Accession No. 0001193125-15-294728).